Exhibit 4(b)

November 16, 2011

Deutsche Bank Trust Company Americas,

  as Trustee Under the Indenture

Trust and Securities Services

60 Wall Street, 27th Floor

MS: NYC60-2710

New York, New York 10005

Officers’ Certificate

Ladies and Gentlemen:

Pursuant to Sections 2.01(2), 2.01(3), 3.01 and 16.05 of the Indenture dated as of July 24, 2006, as supplemented (the “Indenture”), between Baltimore Gas and Electric Company (the “Company”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and by authority established under the resolutions, dated August 12, 2011 adopted by the Board of Directors of the Company, delivered herewith, the undersigned officers of the Company do hereby certify that:

1.	The title of the Securities is 3.50% Notes due November 15, 2021 (the “Notes”). The CUSIP number for the Notes is set forth in the Note specimen attached hereto as Exhibit B.

2.	The Notes will be initially authenticated and delivered under the Indenture in the amount of $300,000,000. Additional Notes, without limitation as to amount, having the same terms and conditions as the Outstanding Notes (except for the issue date, issue price and, if applicable, the first payment of interest) may also be issued by the Company pursuant to the Indenture without the consent of the existing holders of the Notes. Any such additional Notes as may be issued pursuant to the Indenture from time to time shall be part of the same series as the then-Outstanding Notes.

3.	The maturity of the Notes is November 15, 2021.

4.	The Notes shall bear interest at a fixed rate of 3.50%. The date from which interest shall accrue, the interest payment dates, the record date for interest payable, and the other terms of payment of interest on the Notes are set forth in the Note specimen attached hereto as Exhibit B.

5.	The optional redemption provisions applicable to the Notes are set forth in the Note specimen attached hereto as Exhibit B.

6.	There is no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provision.

7.	The denomination in which the Notes shall be issuable is $1,000, or integral multiples thereof.

8.	The Notes will be initially issued in global form to Cede & Co., the nominee of The Depository Trust Company, as Depositary.

9.	All other terms of the Notes are set forth in the Note specimen attached hereto as Exhibit B.

10.	We have read the Indenture, including the provisions of Sections 2.01(2), 2.01(3) and 16.05, and examined such other documents relating to the issuance and sale of the Notes by the Company as we deemed necessary to enable us to make the statement that in our opinion, as of the date hereof, the Company has complied with all conditions precedent to the authentication and delivery of the Notes as provided for in the Indenture, which authentication will be effectuated pursuant to the Company’s written order and instructions.

11.	We certify that the following persons are now duly elected and qualified officers of the Company holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Notes, any certificate or other document to be delivered by the Company pursuant to the Indenture and to instruct the Trustee to authenticate and deliver the Notes:

Name	Office	Signature

Carim V. Khouzami	Chief Financial Officer and Treasurer	/s/ Carim V. Khouzami

Anne A. Hahn	Vice President and Controller	/s/ Anne A. Hahn

Sean J. Klein	Assistant Secretary	/s/ Sean J. Klein

2

We hereby request that the Trustee authenticate and deliver the Notes to Cede & Co.

All capitalized terms not defined herein, which are defined in the Indenture or the Note specimen attached hereto as Exhibit B shall have the meanings assigned to them therein.

3

IN WITNESS WHEREOF, the undersigned have hereunto executed this Officers’ Certificate as of the date above written.

/s/ Carim V. Khouzami
Name:	Carim V. Khouzami
Title:	Chief Financial Officer and Treasurer

/s/ Anne A. Hahn
Name:	Anne A. Hahn
Title:	Vice President and Controller

I, the undersigned, Sean J. Klein, Assistant Secretary of Baltimore Gas and Electric Company, do hereby certify that Carim V. Khouzami is the duly elected, qualified and acting Chief Financial Officer and Treasurer and that Anne A. Hahn is the duly elected, qualified and acting Vice President and Controller of Baltimore Gas and Electric Company and that their respective signatures on the foregoing Officers’ Certificate are their genuine signatures.

IN WITNESS WHEREOF, I have hereunto signed my name.

/s/ Sean J. Klein
Sean J. Klein
Assistant Secretary

4

Exhibit B

This Note is registered in the name of The Depository Trust Company (the “Depositary”) (55 Water Street, New York, New York) or its nominee, and this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary unless and until this Note is exchanged in whole or in part for Notes in definitive form. Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made to Cede & Co., or such other name ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co. has an interest herein.

No. R-	$

CUSIP: 059165 ED8

BALTIMORE GAS AND ELECTRIC COMPANY

3.50% Note due November 15, 2021

PRINCIPAL AMOUNT: $

INTEREST RATE: 3.50% per annum

STATED MATURITY: November 15, 2021

ORIGINAL ISSUE DATE: November 16, 2011

ISSUE PRICE: 99.449%

Baltimore Gas and Electric Company, a Maryland corporation (herein called the “Company”, which term includes any successor corporation under the Indenture, as hereinafter defined), for value received, promises to pay to                     or its registered assigns, the principal sum of $                    (                     DOLLARS) on the Stated Maturity shown above and to pay interest on said principal sum from November 16, 2011, at the fixed rate per annum shown above, semi-annually on May 15 and November 15 (the “Interest Payment Dates”) of each year beginning May 15, 2012 until the Stated Maturity or upon redemption of this Note. Each payment of interest payable on each Interest Payment Date and at Stated Maturity or, if applicable, upon redemption shall include interest to, but excluding the relevant Interest Payment Date and the date of Stated Maturity or redemption, respectively. Said interest shall be computed on the basis of a 360-day year of twelve 30-day months. In the event this Note is issued between a Record Date (which shall be the close of business on the fifteenth calendar day next preceding such Interest Payment Date (whether or not a Business Day), provided that if the Notes are held by a securities depository in book-entry form, the Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date) and an Interest Payment Date or on an Interest Payment Date, the first day that interest shall be payable will be on the Interest Payment Date following the next succeeding Record Date. In the event of a Default in the payment of interest, interest will be payable as provided in that certain Indenture dated as of July 24, 2006 (the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, a corporation duly organized and existing under the laws of the State of New York, as Trustee (herein called the “Trustee,” which term includes any successor Trustee under the Indenture).

At any time prior to August 15, 2021 (three months prior to the Stated Maturity of the Notes), the Company may redeem some or all of the Notes, upon at least 30 days’ and not more than 60 days’ notice, at its option, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes then Outstanding to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (exclusive of interest accrued to the redemption date) being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points;

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

At any time on or after August 15, 2021, the Company may redeem some or all of the Notes, upon at least 30 days’ and not more than 60 days’ notice, at its option, at a redemption price equal to 100% of the principal amount of the Notes then Outstanding to be redeemed plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.

If at the time a redemption notice is given, the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to their receipt on or before the redemption date and such notice shall be of no effect unless such moneys are so received.

As used in this Note:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, the average of the Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (i) either RBS Securities Inc. or Scotia Capital (USA) Inc. and (ii) one other primary U.S. Government securities dealer in the United States of America (each, a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, or is unwilling or unable to serve in such role, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company at 3:30 p.m. New York City time on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to actual or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Pursuant to the provisions of the Indenture, the Company will maintain an agency at Deutsche Bank Trust Company Americas in The City of New York, New York (the “Bank”), or at such other agencies as may from time to time be designated, where the Notes may be presented for payment, for registration of transfer and exchange, and where notices or demands to, or upon, the Company may be served.

The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date; provided, however, that interest payable at Stated Maturity or, if applicable, upon redemption, shall be payable to the person to whom principal shall be payable. Payment of the principal of and interest on this Note will be made at the Bank in U.S. dollars; provided, however, that payments of interest (other than any interest payable at Stated Maturity or upon redemption) may be made at the option of the Company (i) by checks mailed to the addresses of the persons entitled thereto as such addresses shall appear in the register of the Notes or (ii) by wire transfer to persons who are holders of record at such other addresses that have been filed with the Bank on or prior to the Record Date.

Payment of the principal, premium, if any, and interest payable at Stated Maturity, or, if applicable, upon redemption, on this Note will be made in immediately available funds at the request of the holder provided that this Note is presented to the Bank in time for the Bank to make such payments in such funds in accordance with its normal procedures.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee or a duly designated authentication agent by manual signature, this Note shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Baltimore Gas and Electric Company has caused this instrument to be executed in its corporate name with the manual or facsimile signature of its President or a Vice President and a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

BALTIMORE GAS AND ELECTRIC COMPANY

By:
Name: Title:

ATTEST:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the Indenture described herein.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee under the Indenture

By:
Name:
Title:

By:
Name:
Title:

Dated:

(REVERSE)

BALTIMORE GAS AND ELECTRIC COMPANY

3.50% NOTE DUE NOVEMBER 15, 2021

This Note is one of a duly authorized issue of debt securities (the “Securities”) of the Company, of a series designated as its 3.50% Notes due November 15, 2021 (herein called the “Notes”), issued and to be issued under the Indenture, to which Indenture and all relevant indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee, the Bank and the Securityholders and the terms upon which the Notes are, and are to be, authenticated and delivered. The Securities, of which the Notes constitute a series, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. All capitalized terms not otherwise defined herein shall have the definitions assigned to them in the Indenture.

The Company is not required to repurchase Notes from holders prior to Stated Maturity.

In the event of redemption of this Note in part only, a new Note or Notes of this series, having the same Stated Maturity, optional redemption provisions, Interest Rate and other terms and provisions of this Note, in authorized denominations in an aggregate principal amount equal to the unredeemed portion hereof will be issued in the name of the holder hereof upon the surrender hereof.

The Notes will not be subject to conversion, amortization or any sinking fund.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note may be registered on the register of the Notes, upon surrender of this Note for registration of transfer at the Bank, or at such other agencies as may be designated pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee or the Bank duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in denominations of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations herein and therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of other authorized denominations having the same interest rate, Stated Maturity, optional redemption provisions, if any, and Original Issue Date, as requested by the Securityholder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee, the Bank, the Security registrar and any agent of the Company, the Trustee, the Bank, or the Security registrar may treat the Securityholder in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, the Bank, the Security registrar nor any such agent shall be affected by notice to the contrary.

If an Event of Default (as defined in the Indenture) with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of any series under the Indenture at any time by the Company with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time Outstanding to be affected (voting as one class). The Indenture also permits the Company and the Trustee to enter into supplemental indentures without the consent of the holders of Securities of any series for certain purposes specified in the Indenture, including the making of such other provisions in regard to matters arising under the Indenture which shall not adversely affect the interest of the holders of such Securities. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The Indenture provides that no holder of any Security of any series may enforce any remedy with respect to such series under the Indenture except in the case of refusal or neglect of the Trustee to act after notice of a continuing Event of Default and after written request by the holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series and the offer to the Trustee of reasonable indemnity; provided, however, that such provision shall not prevent the holder hereof from enforcing payment of the principal of or interest on this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released. This Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

Assignee’s Social Security or Tax I.D. Number:

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

(Print or Type Assignee’s Name, Address and Zip Code)

the within Note of the Company and hereby does irrevocably constitute and appoint

Attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature of Assignor
(Sign exactly as name appears on the face of the Note)

Dated:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.